PL Real Estate Fund
Report Pursuant to Rule 10f-3
Quarter Ended June 30, 2009



	Securities Purchased


(1) Name of Issuer
Forest City Enterprises, Inc.

(2) Description of Security (name, coupon, maturity, subordination, common stock, etc.)
Common Stock

(3) Date of Purchase
05/14/2009

(4) Date of Offering
05/14/2009


(5) Unit Price
$6.60

(6) Principal Amount of Total Offering
$300,300,000

(7) Underwriting Spread (% and $)
$0.2853

(8) Names of  Syndicate Members
Merrill Lynch & Co., Goldman, Sachs &
Co., Morgan Stanley, Barclays
Capital, KeyBanc Capital Markets, UBS
Investment Bank, PNC Capital Markets
LLC, ABN AMRO Incorporated, BMO
Capital Markets, BNY Mellon Capital
Markets, LLC, Calyon Securities (USA)
Inc., Comerica Securities, Inc., ING
Wholesale, Keefe, Bruyette & Woods,
Piper Jaffray, RBC Capital Markets

(9) Dollar Amount of Purchase by the Portfolio
$297,396

(10) % of Offering Purchased by Portfolio
0.0990%

(11) % of Offering Purchased by Associated Accounts
12.6483%

(12) % of Portfolio Assets Applied to Purchase
1.04%

(13) Name(s) of Syndicate Members(s) from whom Purchased
Merrill Lynch

(14) Name(s) of Affiliated Underwriter
Morgan Stanley